UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1703 Sawyer Road Corinth, MS		38834
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 800-955-5321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On January 18, 2012, eOn held its annual meeting of stockholders in Corinth, Mississippi. As of the record date, November 25, 2011, there were 2,870,405 shares of common stock entitled to vote at the annual meeting. Represented at the meeting, in person or by proxy, were 2,108,544 shares representing 73% of the total shares of common stock entitled to vote at the meeting.

The first matter submitted for stockholder vote was the election of a Class III director to serve on the Company’s Board of Directors for a three-year term expiring in 2014. Mr. W. Frank King was elected to serve as director with 1,146,597 votes for, 23,150 votes withheld, and 938,797 broker non-votes.

The second matter submitted for stockholder vote was the ratification of the appointment of Horne, LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2012. The appointment of Horne, LLP as the Company’s independent registered public accounting firm was ratified with 2,084,394 votes for, 24,021 votes against, 129 abstentions, and 0 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2012

EON COMMUNICATIONS CORPORATION

By:	/s/ Lee M. Bowling
Lee M. Bowling
Chief Financial Officer